Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide (“MVW”) Reports Preliminary First Quarter 2020 Financial Results
Company Updates Investor Conference Call Information - Now Plans to Host Call on May 7, 2020 at 8:30 a.m. ET to Discuss its Preliminary Financial Results
ORLANDO, Fla. – May 6, 2020 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported preliminary first quarter 2020 financial results and provided an operational update on business conditions in light of the COVID-19 pandemic.

“For the many doctors, nurses, first responders, and service members on the front lines, these heroes are our customers, associates, neighbors and loved ones, and we’re deeply grateful for their bravery and generosity,” said Stephen P. Weisz, president and chief executive officer. “We’ve made some difficult decisions, including furloughing nearly 65% of our associates, reducing work weeks for most other associates, and significantly reducing capital expenditures and inventory investments. We believe these actions will allow us to weather the impact from COVID-19 and its effect on our business for the foreseeable future.”

Preliminary Financial Data
The preliminary financial information included in this release is subject to completion of the Company’s quarter-end close procedures and further financial review. Actual results may differ from these estimates as a result of the completion of the Company's quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. These estimates are preliminary and may change and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with United States generally accepted accounting principles (GAAP), and they should not be viewed as indicative of our results for any future period. The Company currently expects to file its first quarter 2020 Form 10-Q on or about May 22, 2020.
Preliminary First Quarter 2020 Highlights and Operational Update:

•	The Company expects to report a 13% decline in first quarter consolidated vacation ownership contract sales.

◦	Consolidated contract sales had increased 10% year-over-year through March 13, 2020.

•	Net loss attributable to common shareholders is expected to be between a loss of $39 million and $114 million, or $0.95 and $2.75 preliminary loss per fully diluted share.

◦	The Company expects to record a non-cash asset impairment charge of $20 million to $100 million.

•	Adjusted net income attributable to common shareholders is expected to increase 34% to $89 million and adjusted fully diluted earnings per share is expected to increase 48% to $2.15.

Marriott Vacations Worldwide Reports Certain First Quarter Preliminary Financial Results / 2

•	Adjusted EBITDA is expected to decrease 17% to $138 million in the first quarter of 2020.

•	Total cash and cash equivalents totaled $651 million at the end of the first quarter of 2020.

◦
Subsequent to the end of the first quarter, the Company increased the borrowing capacity of its warehouse facility by more than 50% to $531 million and launched an offering to raise an additional $400 million of senior secured notes, taking available liquidity through at least 2021.

•
The Company has taken actions to defer inventory and other investments by up to $260 million to help mitigate the impact of COVID-19 and has taken additional actions to substantially reduce its operating costs in the current environment.

•	Prior to March 13, 2020, the Company repurchased nearly 770 thousand shares of its common stock for $82 million.
Preliminary First Quarter 2020 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements are expected to decrease 8% in the first quarter driven by a 13% decline in consolidated vacation ownership contract sales and lower than expected rental revenues, both of which were impacted by COVID-19.
Vacation Ownership segment financial results are expected to be between $67 million and $85 million for the first quarter of 2020 after reflecting a net charge of $37 million related to estimated higher default activity on its note receivable portfolio related to COVID-19 and an estimated asset impairment charge of between $0 million and $18 million. Vacation Ownership segment Adjusted EBITDA is expected to decrease 15% to $147 million in the first quarter.
Exchange & Third-Party Management
Exchange & Third-Party Management revenues are expected to decrease 14% in the first quarter of 2020. Interval International average revenue per member decreased 11% to $41.37 compared to the prior year and active members declined 3% to 1.6 million.
Exchange & Third-Party Management segment financial results are expected to be between a loss of $46 million and income of $16 million in the first quarter of 2020 and Adjusted EBITDA is expected to decline 24% to $41 million. Segment financial results include an estimated asset impairment charge of between $20 million and $82 million.
Corporate and Other
Corporate and Other results, which consist primarily of general and administrative costs, decreased $10 million in the first quarter of 2020 as a result of synergy savings and lower compensation related expenses, partially offset by normal inflationary cost increases.
Operational Update to COVID - 19
The Company has significantly reduced cash spend across the entire organization including:

◦	Closing all sales centers and branded resorts for rental guests with stays at branded resorts through the end of May;

◦	Reducing executive leadership team salaries by 50%;

◦	Furloughing 65% of associates and reducing work weeks by roughly 25%, on average, for its remaining associates;

◦	Deferring 2020 merit increases and 2019 401(k) match contributions;

◦	Reducing inventory and other investments by up to $260 million; and

◦	Temporarily suspending share repurchases and dividend payments.

Marriott Vacations Worldwide Reports Certain First Quarter Preliminary Financial Results / 3

Asset Impairment Assessments
The full extent of the adverse impact of COVID-19 on the Company’s business, financial condition, liquidity and results of operations cannot be predicted. However, it already has, and may continue to have, a material effect on the Company’s financial results. As a result, management has concluded that there has been a triggering event in the first quarter of 2020, which resulted in management performing an impairment evaluation of its assets, including inventory, property and equipment, intangible assets and goodwill.
The Company’s impairment assessments are based on projected financial information which management believes to be reasonable. However, actual results may differ materially from these projections. The Company is presently evaluating expected undiscounted future cash flows of certain asset groups related to the effects of COVID-19 to determine if the carrying value of these assets groups is recoverable.
Prior to performing its goodwill impairment assessment, the Company had goodwill and intangibles totaling $3.9 billion on its Balance Sheet as of March 31, 2020. The Company’s impairment assessments are not yet complete. However, the Company is presently estimating that it will record a total impairment charge, including any product cost true-up impact, between $20 million to $100 million in the first quarter of 2020. These estimated charges are driven by the effects of COVID-19 on the business.

Preliminary Balance Sheet and Liquidity
On March 31, 2020, cash and cash equivalents totaled $651 million and the company had $98 million of gross notes receivable that are eligible for securitization.
The Company had $4.7 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the first quarter, an increase of $0.6 billion from year-end 2019. This debt included $2.8 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
As of March 31, 2020, the Company had fully drawn down on its revolving corporate credit facility, after taking into account outstanding letters of credit.
Subsequent to the end of the first quarter of 2020, the Company amended its warehouse credit facility to increase the borrowing capacity by approximately $181 million, bringing the total capacity to approximately $531 million. As of April 30, 2020, the Company had more than $258 million in available capacity under its expanded facility.
The Company anticipates that, even if sales center closures and limited transient rentals were to persist, its cash position will provide it with adequate liquidity to fund its operations and debt service payments for the foreseeable future. The Company has no corporate debt maturities until September 2022 and is currently in compliance with all debt covenants.
Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income attributable to common shareholders, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted development margin and adjusted financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
First Quarter 2020 Preliminary Financial Results Conference Call
The Company will hold a conference call on May 7, 2020 at 8:30 a.m. ET to discuss these preliminary financial results and provide an update on business conditions. Participants may access the call by dialing (844) 249-9387 or (330) 931-4812 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com.
An audio replay of the conference call will be available for 30 days on the Company’s website.
###

Marriott Vacations Worldwide Reports Certain First Quarter Preliminary Financial Results / 4

About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitations, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership and residential products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY FINANCIAL SCHEDULES
QUARTER 1, 2020
TABLE OF CONTENTS

Preliminary Summary Financial Information	A-1
Preliminary Consolidated Statements of Income	A-2
Preliminary Adjusted Net Income Attributable to Common Shareholders, Preliminary Adjusted Earnings Per Share - Diluted, Preliminary Adjusted EBITDA and Preliminary Adjusted EBITDA by Segment	A-3
Preliminary Vacation Ownership Segment Financial Results	A-4
Preliminary Consolidated Contract Sales to Adjusted Development Margin	A-5
Preliminary Exchange & Third-Party Management Segment Financial Results	A-6
Preliminary Corporate and Other Financial Results	A-7
Preliminary Segment Adjusted EBITDA	A-8
Preliminary Quarterly Operating Metrics	A-9
Non-GAAP Financial Measures	A-10

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)

	Three Months Ended		Change %
	March 31, 2020	March 31, 2019
Key Measures
Total consolidated contract sales	$306	$354	(13%)
VPG	$3,680	$3,350	10%
Total Interval International active members (000's)(1)	1,636	1,694	(3%)
Average revenue per member(1)	$41.37	$46.24	(11%)

	Three Months Ended			Change %
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019	Low	High
GAAP Measures
Revenues	$1,010	$1,010	$1,034	(2%)	(2%)
(Loss) income before income taxes and noncontrolling interests	$(168)	$(88)	$39	(526%)	(323%)
Net (loss) income attributable to common shareholders	$(114)	$(39)	$24	(586%)	(267%)
(Loss) earnings per share - diluted	$(2.75)	$(0.95)	$0.51	(639%)	(286%)

Non-GAAP Measures
Adjusted EBITDA **	$138	$138	$166	(17%)	(17%)
Adjusted pretax income**	$83	$83	$100	55%	55%
Adjusted net income attributable to common shareholders **	$89	$89	$67	34%	34%
Adjusted earnings per share - diluted **	$2.15	$2.15	$1.45	48%	48%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
REVENUES
Sale of vacation ownership products	$258	$258	$293
Management and exchange	230	230	239
Rental	132	132	147
Financing	72	72	68
Cost reimbursements	318	318	287
TOTAL REVENUES	1,010	1,010	1,034
EXPENSES
Cost of vacation ownership products	60	60	78
Marketing and sales	183	183	186
Management and exchange	138	138	133
Rental	98	98	80
Financing	38	38	22
General and administrative	70	70	67
Depreciation and amortization	32	32	37
Litigation charges	2	2	1
Royalty fee	26	26	26
Impairment	100	20	26
Cost reimbursements	318	318	287
TOTAL EXPENSES	1,065	985	943
(Losses) gains and other (expense) income, net	(56)	(56)	8
Interest expense	(33)	(33)	(34)
ILG acquisition-related costs	(21)	(21)	(26)
Other	(3)	(3)	—
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(168)	(88)	39
Benefit (provision) for income taxes	55	50	(15)
NET (LOSS) INCOME	(113)	(38)	24
Net income attributable to noncontrolling interests	(1)	(1)	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(114)	$(39)	$24

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(2.75)	$(0.95)	$0.52
Diluted	$(2.75)	$(0.95)	$0.51

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
PRELIMINARY ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
Net (loss) income attributable to common shareholders	$(114)	$(39)	$24
(Benefit) provision for income taxes	(55)	(50)	15
(Loss) income before income taxes attributable to common shareholders	(169)	(89)	39
Certain items:
Litigation charges	2	2	1
Losses (gains) and other expense (income), net	56	56	(8)
ILG acquisition-related costs	21	21	26
Impairment charges	100	20	26
Purchase price adjustments	16	16	15
Other	57	57	1
Adjusted pretax income **	83	83	100
Benefit (provision) for income taxes	6	6	(33)
Adjusted net income attributable to common shareholders **	$89	$89	$67
Diluted shares	41.5	41.5	46.1
Adjusted earnings per share - Diluted **	$2.15	$2.15	$1.45

PRELIMINARY ADJUSTED EBITDA
	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
Net (loss) income attributable to common shareholders	$(114)	$(39)	$24
Interest expense(1)	33	33	34
Tax (benefit) provision	(55)	(50)	15
Depreciation and amortization	32	32	37
Share-based compensation	4	4	9
Certain items before income taxes(2)	238	158	47
Adjusted EBITDA **	$138	$138	$166

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(2) Excludes certain items included in depreciation and amortization. Please see “Non-GAAP Financial Measures” for additional information about certain items.
PRELIMINARY ADJUSTED EBITDA BY SEGMENT
	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
Vacation Ownership	$147	$147	$172
Exchange & Third-Party Management	41	41	54
Segment adjusted EBITDA**	188	188	226
General and administrative	(51)	(51)	(61)
Consolidated property owners’ associations	1	1	1
Adjusted EBITDA**	$138	$138	$166

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
REVENUES
Sale of vacation ownership products	$258	$258	$293
Resort management and other services	112	112	125
Rental	122	122	129
Financing	71	71	67
Cost reimbursements	345	345	291
TOTAL REVENUES	908	908	905
EXPENSES
Cost of vacation ownership products	60	60	78
Marketing and sales	170	170	172
Resort management and other services	56	56	63
Rental	107	107	85
Financing	37	37	22
Depreciation and amortization	18	18	17
Litigation charges	2	2	1
Royalty fee	26	26	26
Impairment	18	—	26
Cost reimbursements	345	345	291
TOTAL EXPENSES	839	821	781
Gains and other income, net	1	1	9
Other	(3)	(3)	—
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	67	85	133
Net loss attributable to noncontrolling interests	—	—	1
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$67	$85	$134

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
Consolidated contract sales	$306	$306	$354
Less resales contract sales	(7)	(7)	(8)
Consolidated contract sales, net of resales	299	299	346
Plus:
Settlement revenue	6	6	5
Resales revenue	4	4	3
Revenue recognition adjustments:
Reportability	34	34	(30)
Sales reserve	(71)	(71)	(19)
Other(1)	(14)	(14)	(12)
Sale of vacation ownership products	258	258	293
Less:
Cost of vacation ownership products	(60)	(60)	(78)
Marketing and sales	(170)	(170)	(172)
Development margin	28	28	43
Revenue recognition reportability adjustment	(23)	(23)	21
Other(3)	29	29	2
Adjusted development margin **	$34	$34	$66
Development margin percentage(2)	10.7%	10.7%	14.8%
Adjusted development margin percentage(2)	12.6%	12.6%	20.9%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

(3) Includes sales reserve charge related to COVID-19 and purchase price adjustments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
REVENUES
Management and exchange	$72	$72	$82
Rental	13	13	17
Financing	1	1	1
Cost reimbursements	21	21	24
TOTAL REVENUES	107	107	124
EXPENSES
Marketing and sales	13	13	14
Management and exchange	27	27	26
Rental	5	5	8
Financing	1	1	—
Depreciation and amortization	5	5	12
Impairment	82	20	—
Cost reimbursements	21	21	24
TOTAL EXPENSES	154	92	84
Gains and other income, net	1	1	—
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	(46)	16	40
Net loss attributable to noncontrolling interests	—	—	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(46)	$16	$40

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
REVENUES
Management and exchange(1)	$46	$46	$32
Rental(1)	(3)	(3)	1
Cost reimbursements(1)	(48)	(48)	(28)
TOTAL REVENUES	(5)	(5)	5
EXPENSES
Management and exchange(1)	55	55	44
Rental(1)	(14)	(14)	(13)
General and administrative	70	70	67
Depreciation and amortization	9	9	8
Cost reimbursements(1)	(48)	(48)	(28)
TOTAL EXPENSES	72	72	78
Losses and other expense, net	(58)	(58)	(1)
Interest expense	(33)	(33)	(34)
ILG acquisition-related costs	(21)	(21)	(26)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(189)	(189)	(134)
Benefit (provision) for income taxes	55	50	(15)
Net income attributable to noncontrolling interests	(1)	(1)	(1)
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(135)	$(140)	$(150)

(1) Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

VACATION OWNERSHIP
	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$67	$85	$134
Depreciation and amortization	18	18	17
Share-based compensation expense	1	1	2
Certain items(1)(2)	61	43	19
SEGMENT ADJUSTED EBITDA **	$147	$147	$172

EXCHANGE & THIRD-PARTY MANAGEMENT
	Three Months Ended
	March 31, 2020 (Low)	March 31, 2020 (High)	March 31, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(46)	$16	$40
Depreciation and amortization	5	5	12
Share-based compensation expense	1	1	1
Certain items(3)	81	19	1
SEGMENT ADJUSTED EBITDA **	$41	$41	$54

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items in the Vacation Ownership segment for the first quarter of 2020 consisted of $2 million related to litigation charges, $3 million related to transaction costs associated with our asset light inventory arrangements, $0 million to $18 million of asset impairment and other charges, $1 million of gains and other income, and $37 million related to the net sales reserve adjustment.

(2) Certain items in the Vacation Ownership segment for the first quarter of 2019 consisted of $26 million of asset impairment, $1 million of purchase price adjustments, and $1 million of litigation charges, partially offset by $9 million of gains and other income.

(3) Certain items in the Exchange & Third-Party Management segment for the first quarter of 2020 consisted primarily of $20 million to $82 million of asset impairment and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
PRELIMINARY QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
Total	2020	$306
	2019	$354	$386	$390	$394	$1,524
	2018(1)	$337	$365	$372	$358	$1,432

Legacy-MVW	2020	$185
	2019	$223	$246	$244	$239	$952
	2018	$204	$232	$242	$224	$902

Legacy-ILG	2020	$121
	2019	$131	$140	$146	$155	$572
	2018(1)	$133	$133	$130	$134	$530

VPG
Total	2020	$3,680
	2019	$3,350	$3,299	$3,461	$3,499	$3,403
	2018(1)	$3,426	$3,248	$3,367	$3,208	$3,308

Legacy-MVW(2)	2020	$3,989
	2019	$3,777	$3,700	$3,789	$3,727	$3,747
	2018	$3,728	$3,672	$3,781	$3,496	$3,666

Legacy-ILG	2020	$3,442
	2019	$3,042	$2,981	$3,232	$3,394	$3,163
	2018(1)	$3,227	$2,857	$2,966	$3,039	$3,017

Exchange & Third-Party Management
Total active members (000's)(3)	2020	1,636
	2019	1,694	1,691	1,701	1,670	1,670
	2018(1)	1,822	1,800	1,802	1,802	1,802

Average revenue per member(3)	2020	$41.37
	2019	$46.24	$43.23	$40.89	$38.38	$168.73
	2018(1)	$47.61	$42.10	$39.97	$37.37	$167.12

(1) Includes Legacy-ILG as if acquired at the beginning of fiscal year 2018.
(2) Represents Legacy-MVW North America VPG.
(3) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Certain Items Excluded from Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin
We evaluate non-GAAP financial measures, including Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin, that exclude certain items in the three months ended March 31, 2020 and March 31, 2019, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - First Quarter Ended March 31, 2020
Certain items for the first quarter of 2020 consisted of $21 million of ILG acquisition-related costs, $2 million related to litigation charges, $20 million to $100 million of impairment and other charges, $56 million of losses and other expenses (including $32 million related to foreign currency translation and $33 million related to a true-up to a Marriott International indemnification receivable upon settlement (true-up to the offsetting accrual is included in the provision for income taxes line), offset partially by a $6 million receivable related to an indemnification from Marriott International for certain VAT charges and $3 million related to insurance proceeds), $2 million of purchase accounting adjustments (inventory related), and $57 million other charges (including $37 million related to the net sales reserve adjustment, $11 million related to an accrual for the health and welfare costs for furloughed associates, $6 million related to the charge for VAT penalties and interest (see offset from indemnification above) and $3 million related to transaction costs related to our asset light inventory arrangements).
Certain items - First Quarter Ended March 31, 2019
Certain items for the first quarter of 2019 consisted of $26 million of ILG acquisition-related costs, $26 million of asset impairments, $1 million of purchase price adjustments, $1 million of litigation charges, and $1 million of other severance costs, partially offset by $8 million of gains and other income.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion in the preceding paragraph. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from our competitors.